                                                                     Exhibit 1.1


--------------------------------------------------------------------------------


                           SELECT MEDICAL CORPORATION
                            (a Delaware corporation)



                       [8,700,000] Shares of Common Stock



                               PURCHASE AGREEMENT
                               ------------------




Dated:             , 2001



--------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

                                                                                                       Page
                                                                                                       ----
SECTION 1.     Representations and Warranties.........................................................  3
     (a)       Representations and Warranties by the Company..........................................  3
               (i)      Compliance with Registration Requirements.....................................  3
               (ii)     Independent Accountants.......................................................  4
               (iii)    Financial Statements..........................................................  4
               (iv)     No Material Adverse Change in Business........................................  4
               (v)      Good Standing of the Company..................................................  5
               (vi)     Good Standing of Subsidiaries.................................................  5
               (vii)    Capitalization................................................................  6
               (viii)   Authorization of Agreement....................................................  7
               (ix)     Authorization and Description of Securities...................................  7
               (x)      Absence of Defaults and Conflicts.............................................  7
               (xi)     Absence of Labor Dispute......................................................  7
               (xii)    Absence of Proceedings........................................................  8
               (xiii)   Accuracy of Exhibits..........................................................  8
               (xiv)    Possession of Intellectual Property...........................................  8
               (xv)     Absence of Further Requirements...............................................  8
               (xvi)    Possession of Licenses and Permits............................................  9
               (xvii)   Accounts Receivable...........................................................  9
               (xviii)  Compliance with Social Security Act and Other Federal Enforcement
                        Initiatives................................................................... 10
               (xix)    Regulatory Filings............................................................ 11
               (xx)     Title to Property............................................................. 11
               (xxi)    Investment Company Act........................................................ 12
               (xxii)   Environmental Laws............................................................ 12
               (xxiii)  Registration Rights........................................................... 12
               (xxiv)   Insurance..................................................................... 13
               (xxv)    Tax Returns and Payment of Taxes.............................................. 13
               (xxvi)   No Stabilization or Manipulation.............................................. 14
               (xxvii)  Certain Transactions.......................................................... 14
               (xxviii) Statistical and Market Data................................................... 14
               (xxix)   Accounting and other Controls................................................. 14
     (b)       Representations and Warranties by the Selling Shareholders............................. 14
               (i)      Accurate Disclosure........................................................... 15
               (ii)     Authorization of Agreements................................................... 15
               (iii)    Good and Valid Title.......................................................... 15
               (iv)     Due Execution of Power of Attorney and Custody Agreement...................... 16
               (v)      Absence of Manipulation....................................................... 16
               (vi)     Absence of Further Requirements............................................... 16
               (vii)    Restriction on Sale of Securities............................................. 17
               (viii)   Certificates Suitable for Transfer............................................ 17
               (ix)     No Association with NASD...................................................... 18
     (c)       Officer's Certificates................................................................. 18

                               Table of Contents
                               -----------------
                                  (continued)

                                                                                                       Page
                                                                                                       ----
SECTION 2.     Sale and Delivery to Underwriters; Closing............................................. 18
     (a)       Initial Securities..................................................................... 18
     (b)       Option Securities...................................................................... 18
     (c)       Payment................................................................................ 19
     (d)       Denominations; Registration............................................................ 20

SECTION 3.     Covenants of the Company............................................................... 20
     (a)       Compliance with Securities Regulations and Commission Requests......................... 20
     (b)       Filing of Amendments................................................................... 20
     (c)       Delivery of Registration Statements.................................................... 21
     (d)       Delivery of Prospectus................................................................. 21
     (e)       Continued Compliance with Securities Laws.............................................. 21
     (f)       Blue Sky Qualifications................................................................ 21
     (g)       Rule 158............................................................................... 22
     (h)       Listing................................................................................ 22
     (i)       Restriction on Sale of Securities...................................................... 22
     (j)       Reporting Requirements................................................................. 23
     (k)       Medicare Filings and Notices........................................................... 23

SECTION 4.     Payment of Expenses.................................................................... 23
     (a)       Expenses............................................................................... 23
     (b)       Expenses of the Selling Shareholders................................................... 23
     (c)       Termination of Agreement............................................................... 24
     (d)       Allocation of Expenses................................................................. 24

SECTION 5.     Conditions of Underwriters' Obligations................................................ 24
     (a)       Effectiveness of Registration Statement................................................ 24
     (b)       Opinion of Counsel for the Company..................................................... 24
     (c)       Opinion of Counsel for the Selling Shareholders........................................ 25
     (d)       Opinion of Counsel for the Underwriters................................................ 25
     (e)       Officers' Certificate.................................................................. 25
     (f)       Certificate of the Selling Shareholders................................................ 26
     (g)       Accountant's Comfort Letter............................................................ 26
     (h)       Bring-down Comfort Letter.............................................................. 26
     (i)       Approval of Listing.................................................................... 26
     (j)       No Objection........................................................................... 26
     (k)       Lock-up Agreements..................................................................... 26
     (l)       Registration Rights Waivers............................................................ 26
     (m)       Certificate Concerning Predecessor Company Financial Information....................... 27
     (n)       Certificate of General Counsel of the Company.......................................... 27
     (o)       Medicare Filings....................................................................... 27
     (p)       Form W-8 or W-9........................................................................ 27
     (q)       Conditions to Purchase of Option Securities............................................ 27
               (i)      Officers' Certificate......................................................... 27
               (ii)     Certificate of Selling Shareholders........................................... 27

                               Table of Contents
                               -----------------
                                  (continued)

                                                                                                       Page
                                                                                                       ----
               (iii)    Opinion of Counsel for the Company............................................ 27
               (iv)     Opinion of Counsel for the Selling Shareholders............................... 28
               (v)      Opinion of Counsel for the Underwriters....................................... 28
               (vi)     Bring-down Comfort Letter..................................................... 28
               (vii)    Certificate of General Counsel of the Company................................. 28
     (r)       Additional Documents................................................................... 28
     (s)       Termination of Agreement............................................................... 28

SECTION 6.     Indemnification........................................................................ 29
     (a)       Indemnification of Underwriters by the Company and the Selling Shareholders............ 29
     (b)       Indemnification of Company, Directors and Officers and Selling Shareholders............ 30
     (c)       Actions against Parties; Notification.................................................. 30
     (d)       Settlement without Consent if Failure to Reimburse..................................... 31

SECTION 7.     Contribution........................................................................... 31

SECTION 8.     Representations, Warranties and Agreements to Survive Delivery......................... 33

SECTION 9.     Termination of Agreement............................................................... 33
     (a)       Termination; General................................................................... 33
     (b)       Liabilities............................................................................ 34

SECTION 10.    Default by One or More of the Underwriters............................................. 34

SECTION 11.    Default by One or More of the Selling Shareholders..................................... 35

SECTION 12.    Notices................................................................................ 35

SECTION 13.    Parties................................................................................ 36

SECTION 14.    GOVERNING LAW AND TIME................................................................. 36

SECTION 15.    Effect of Headings..................................................................... 36

SCHEDULES


     Schedule A - List of Underwriters
     Schedule B - Selling Shareholders
     Schedule C - Pricing Information
     Schedule D - List of Persons Subject to Lock-Up
     Schedule E - Document Amendments
     Schedule 1 - Significant Subsidiaries

                               Table of Contents
                               -----------------
                                  (continued)
EXHIBITS

                                                                                                       Page
                                                                                                       ----
     Exhibit A-1 - Form of Opinion of Dechert
     Exhibit A-2 - Form of Opinion of Michael E. Tarvin
     Exhibit A-3 - Form of Opinion of Company's Special Regulatory Counsel
     Exhibit A-4 - Form of Opinion of Company's Special Canadian Counsel
     Exhibit A-5 - Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
     Exhibit A-6 - Form of Opinion of Kirkland & Ellis
     Exhibit A-7 - Form of Selling Shareholder Opinion of Dechert
     Exhibit B - Form of Lock-Up Letter

                          SELECT MEDICAL CORPORATION

                           (a Delaware corporation)

                      [8,700,000] Shares of Common Stock

                          (Par Value $.01 Per Share)

                              PURCHASE AGREEMENT

                                                                          , 2001

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
CIBC World Markets Corp.
SG Cowen Securities Corporation
First Union Securities, Inc.
as U.S. Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Select Medical Corporation, a Delaware corporation (the "Company"), and the persons listed on Schedule B hereto (the "Selling Shareholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc ("J.P. Morgan") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan, Credit Suisse First Boston Corporation, CIBC World Markets Corp., SG Cowen Securities Corporation and First Union Securities, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedules A and B hereto, and

(ii) the grant by some of the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [1,305,000] additional shares of Common Stock to cover over-allotments, if any. The aforesaid [8,700,000] shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,305,000 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-72728) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Prior to the consummation of the offering of the Securities, each of the documents set forth on Schedule E hereto shall have been executed (the "Registration Rights Waivers").

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and each Selling Shareholder as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.  Each of the
                 -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

     The preliminary prospectus dated November 8, 2001 filed as part of the Registration Statement and the Prospectus filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements.  The consolidated financial statements
                 --------------------
     included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, and NovaCare Physical Rehabilitation and Occupational Health Group, Intensiva Healthcare Corporation and Subsidiaries, and American Transitional Hospitals, Inc. (collectivel y, the "Acquired Entities"), at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company, its consolidated subsidiaries and the Acquired Entities and for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial information of the Company included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The statement of operations data and balance sheet data of Sports Orthopedic Rehabilitation Services, PA ("SORS") for December 31, 1996 and the year then ended and the period January 1, 1997 through February 6, 1997 included in the Prospectus under the heading "Selected Consolidated Financial and Other Data" (the "SORS Financial Information") was derived from the compiled financial statements of SORS. The compiled financial statements of SORS for the above referenced periods (i) fairly present the financial position of SORS at the dates indicated and the statement of operations data for the periods specified and (ii) were prepared in conformity with GAAP, except for the absence of footnotes, statements of cash flows and the exclusion of certain per share information. There are no material adjustments that would be required to be made to the SORS Financial Information if the above referenced financial statements of SORS were reissued to be in conformity with GAAP. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv)   No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)    Good Standing of the Company.  The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)   Good Standing of Subsidiaries.  (A)  Each subsidiary of the
                 -----------------------------
     Company set forth on Schedule 1 hereto (which lists all subsidiaries of the Company that are either operating entities or holding companies, each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as set forth on
     Schedule 1 hereto, (a) all of the issued and outstanding capital stock of each such Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned, by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (b) all of the ownership interests of each such Subsidiary that is not a corporation have been duly authorized and are owned, by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (B) Except to the extent disclosed in the Prospectus under the caption "Selected Consolidated Financial and Other Data" and in the Company's consolidated financial statements included in the Prospectus, each of the specialty acute care hospitals, outpatient rehabilitation clinics and occupational health centers (collectively, the "Facilities") described in the Prospectus as owned by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests. Except as disclosed in the Prospectus, there are no material encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in, the Company or any Subsidiary, or (iii) to transfer any of its property or assets to the Company or any Subsidiary.

          (vii)  Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Prospectus [or pursuant to the exercise of any put right held by any prior owner of a Facility that was subsequently acquired by the Company] or repurchases of an immaterial number of shares of the Company's capital stock held by former employees). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company that were not subsequently waived. The shares of issued and outstanding capital stock of the Company, including the shares of capital stock of the Company sold by the Selling Shareholders and any shares of capital stock of the Company issued in connection with the exercise of any put right held by any prior owner of a Facility that was subsequently acquired by the Company, have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

          (viii)  Authorization of Agreement.  This Agreement has been duly
                  --------------------------
     authorized, executed and delivered by the Company.

          (ix)    Authorization and Description of Securities.  The Common Stock
                  -------------------------------------------
     conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same and the rights conferred by the Delaware General Corporation Law (the "DGCL"); no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the sale of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x)     Absence of Defaults and Conflicts.  Neither the Company nor
                  ---------------------------------
     any of its subsidiaries is in violation of its (1) charter or by-laws or
     (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the consummation of the Registration Rights Waivers) and compliance by the Company with its obligations under this Agreement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xi)    Absence of Labor Dispute.  No labor dispute with the employees
                  ------------------------
     of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xii)   Absence of Proceedings.  There is no action, suit, proceeding,
                  ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed "qui tam" actions of which the Company has no knowledge), or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii)  Accuracy of Exhibits.  There are no contracts or documents
                  --------------------
     which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv)   Possession of Intellectual Property.  The Company and its
                  -----------------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them in all material respects, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv)    Absence of Further Requirements.  No filing with, or
                  -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities under this Agreement, the consummation of the Related Transactions or the consummation of the transactions contemplated by this Agreement except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvi)    Possession of Licenses and Permits.  The Company and its
                   ----------------------------------
     subsidiaries possess required permits, licenses, provider numbers, certificates, approvals (including without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Governmental Licenses") issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Government Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries and
     (ii) with respect to those facilities operated by the Company or any of its subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Government Licenses or to make such declarations would not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the long-term acute care hospitals operated by the Company and its subsidiaries and all of the Company's and its subsidiaries' outpatient clinics that operate as "rehabilitation agencies" are "providers of service" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and (to the extent disclosed in the Prospectus) Medicaid programs.

          (xvii)   Accounts Receivable.  The accounts receivable of the Company
                   -------------------
     and its subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not materially exceed amounts the Company and its subsidiaries are entitled to receive.

          (xviii)  Compliance with Social Security Act and Other Federal
                   -----------------------------------------------------
     Enforcement Initiatives.  Neither the Company nor, to the knowledge of the
     -----------------------
     Company, any officers, directors or stockholders, employees or other agents of the Company or any of its subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C.
     (S)(S) 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), (S) 1395nn and 1396b (the "Stark" law, prohibiting certain self-referrals), or any other federal healthcare law, including, but not limited to, the federal TRICARE statute, 10 U.S.C.
     (S)1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. (S)(S) 3729-32, Federal Criminal False Claims Act, 18 U.S.C. (S) 287, False Statements Relating to Health Care Matters, 18 U.S.C. (S) 1035, Health Care Fraud, 18 U.S.C. (S) 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. (S) 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties);
     (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Prospectus or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The billing practices of the Company, its subsidiaries and each Facility operated by the Company and each of its subsidiaries, including without limitation the billing practices with respect to individual and group physical therapy, to the knowledge of the Company, (i) are consistent with applicable federal and state law and (ii) based on management's experience, are consistent with industry practice.

          (xix)  Regulatory Filings.  Neither of the Company or any of its
                 ------------------
     subsidiaries or any of the Facilities operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xx)  Title to Property.  The Company and its subsidiaries have good
                -----------------
     and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

          (xxi)    Investment Company Act.  Neither the Company nor any of its
                   ----------------------
     subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii)   Environmental Laws.  Except as described in the Registration
                   ------------------
     Statement, (A) neither the Company nor any of its subsidiaries or any of the Facilities owned, leased or operated by them is in violation of any material federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries and each of the Facilities owned, leased or operated by them have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or any of the Facilities owned, leased or operated by them except as would not, singly or in the aggregate, result in a Material Adverse Effect and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or any of the Facilities owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws except for such events or circumstances that would not, singly or in the aggregate, result in a Material Adverse Effect.

          (xxiii)  Registration Rights.  Except as disclosed in the Prospectus
                   -------------------
     under the caption "Shares Eligible for Future Sale-Registration Rights", there are no persons with registration rights or other similar rights to have any securities of the Company or any of its subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxiv)  Insurance.  The Company and each of its subsidiaries and each
                  ---------
     of the Facilities owned, leased or operated by them are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the healthcare industry; neither the Company nor any of its subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 1999; and the Company has no reason to believe that it or any of the Facilities owned, leased or operated by it or any of its subsidiaries, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain coverage consistent with such coverage in all material respects from insurers with comparable financial strength and claims paying ability ratings as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain coverage consistent with such coverage in all material respects from insurers with comparable financial strength and claims paying ability ratings as may be necessary to cover its officers and directors.

          (xxv)   Tax Returns and Payment of Taxes.  The Company and its
                  --------------------------------
     subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company and its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iii) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

          (xxvi)   No Stabilization or Manipulation. Neither the Company nor its
                   --------------------------------
     subsidiaries or, to the best of the Company's knowledge, any of their respective directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (xxvii)   Certain Transactions.  Except as disclosed in the
                    --------------------
     Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-1.

          (xxviii)  Statistical and Market Data.  The statistical and market-
                    ---------------------------
     related data included in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectus agrees with the sources from which it was derived in all material respects.

          (xxix)    Accounting and other Controls.  The Company has established
                    -----------------------------
     a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

          (i)    Accurate Disclosure.  With respect to each Selling Shareholder,
                 -------------------
     to the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein (which information with respect each Selling Stockholder that is not an employee, officer or director of the Company is limited to, for all purposes of this agreement, information specifically relating to the Selling Shareholder contained under the caption "Principal and Selling Stockholders"), such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii)   Authorization of Agreements.  Such Selling Shareholder has the
                 ---------------------------
     full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, tax, charge, claim, equity or encumbrance of any kind (collectively, "Liens") upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (iii)  Good and Valid Title.  Such Selling Shareholder (i) has at the
                 --------------------
     date hereof good and valid title to the Securities to be sold by such Selling Shareholder under this Agreement or to the options that will be exercised for such Securities prior to the Closing Time, in each case free and clear of any Lien, other than pursuant to this Agreement, and (ii) will at the Closing Time and, if any Option Securities are purchased from such Selling Shareholder, on the Date of Delivery, have good and valid title to the Securities to be sold by such Selling Shareholder under this Agreement, including any Securities received as a result of exercises of options, in each case free and clear of any Lien, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in this Agreement (assuming each such Underwriter has no notice of any adverse claim, as defined in Uniform Commercial Code as adopted in the State of New York (the "UCC")), each of the Underwriters will receive good and valid title to the Securities purchased by it from such Selling Shareholder, free and clear of any Lien.

          (iv) Due Execution of Power of Attorney and Custody Agreement.  Such
               --------------------------------------------------------
     Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with ., or any of them, as attorney(s)-in-fact (the "Attorney(s)- in-Fact") and ., as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and [each/the] Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(q) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

          (v)  Absence of Manipulation.  Such Selling Shareholder has not taken,
              -----------------------
     and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.

          (vi) Absence of Further Requirements.  No filing with, or consent,
               -------------------------------
     approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vii)   Restriction on Sale of Securities.  During a period of 90 days
                  ---------------------------------
     from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of both Merrill Lynch and J.P. Morgan, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. Notwithstanding the foregoing, Merrill Lynch's and J.P. Morgan's prior written consent is not required for transactions by persons not subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Company, relating (A) to shares of Common Stock or other securities of the Company acquired in open market transactions after the completion of the public offering and (B) sales of shares of Common Stock underlying employee stock options in connection with cashless exercises of those stock options by former employees of the Company that were not subject to Section 16 with respect to the Company while they were employed by the Company.

          (viii)  Certificates Suitable for Transfer.  Except as provided for in
                  ----------------------------------
     the immediately following sentence, certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement. With respect to any Securities to be sold by any such Selling Shareholder as a result of exercise of options, such Selling Shareholder has placed in custody with the Custodian an irrevocable Notice of Exercise with respect to the Securities to be sold, and certificates representing such shares in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, shall be placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement immediately prior to Closing Time.

          (ix) No Association with NASD.  Neither such Selling Stockholder nor
               ------------------------
     any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(ee) of the By-laws of the National Association of Securities Dealers, Inc., the "NASD"), any member firm of the NASD.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     SECTION 2.     Sale and Delivery to Underwriters; Closing.
                    ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, severally and not jointly, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders that will be selling Option Securities, as indicated by a corresponding amount opposite such Selling Shareholders' names in the column titled "Maximum Number of Option Securities" in Schedule B, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,305,000 shares of Common Stock, as set forth in Schedule A or Schedule B, as the case may be, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company and the applicable Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days nor, if after the Closing Time, later than seven nor less than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial Securities and, as to each Selling Shareholder, that proportion which the total number of Securities in Schedule B in the column titled "Maximum Number of Option Securities" opposite the name of such Selling Shareholder bears to the total number of Option Securities to be sold by Selling Shareholders, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

     Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.     Covenants of the Company.  The Company covenants with each
                    ------------------------
Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify both Merrill Lynch and J.P. Morgan as soon as practicably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission regarding the Registration Statement or any of the information contained therein, the Common Stock or the transactions contemplated by this Agreement or the Registration Statement (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information regarding the Registration Statement or any of the information contained therein, the Common Stock or the transactions contemplated by this Agreement or the Registration Statement, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give both Merrill Lynch and J.P. Morgan notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish Merrill Lynch and J.P. Morgan with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch and J.P. Morgan or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the judgment of the Company after consultation with counsel or in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as both Merrill Lynch and J.P. Morgan may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Listing. The Company will use its best efforts to effect and, for a reasonable period after Closing Time, which shall not be less than five years unless the Company engages in a transaction such as a merger or other business combination in which the Company is not the surviving entity, or going private transaction which by its terms provides otherwise and receives all required Company stockholder approval, maintain the quotation of the Securities on the Nasdaq National Market or the New York Stock Exchange (the "NYSE") and will file with the Nasdaq National Market or the NYSE, as applicable, all documents and notices required by the Nasdaq National Market or the NYSE, of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market or on the NYSE.

     (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of both Merrill Lynch and J.P. Morgan, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) the issuance by the Company of shares of Common Stock or rights to acquire Common Stock in connection with the Shareholder Rights Plan of the Company, dated as of September 17, 2001.

     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (k)  Medicare Filings and Notices.    The Company and its Subsidiaries will
make all required filings and provide all required notices to update indirect ownership information that has been supplied in connection with the Company's facilities that participate in the Medicare Program and other U.S. Federal programs ("Medicare Filings and Notices").

     SECTION 4.     Payment of Expenses.
                    -------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and the Selling Shareholder's respective counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

     (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (ii) the fees and disbursements of their respective accountants and other advisors.

     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders shall have made or may make for the sharing of such costs and expenses.

     SECTION 5.     Conditions of Underwriters' Obligations.  The obligations of
                    ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of:

          (i) Dechert, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request; (ii) Michael E. Tarvin, Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request; (iii) Reed Smith LLP, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request; and
     (iv) Torys, special Canadian counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel for the Underwriters may reasonably request.

     (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of

          (i) Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Capital Partners III, L.P., together with signed or reproduced copies of such letters for each of the other Underwriters, in the form of Exhibit A-5 hereto, (ii) Kirkland & Ellis, counsel for Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, GTCR Fund VI, L.P., GTCR Associates VI, GTCR IV Executive Fund, L.P., Thoma Cressey Fund VI, L.P and Thoma Cressey Friends Fund VI, L.P., together with signed or reproduced copies of such letters for each of the other Underwriters, in the form of Exhibit A-6 hereto and (iii) Dechert, counsel for the Selling Shareholders other than those referred to in (i) and (ii) above, together with signed or reproduced copies of such letters for each of the other Underwriters, in the form of Exhibit A-7 hereto.

     (d) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Executive Chairman, the Chief Executive Officer and President, and the Senior Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened or, to their knowledge, are contemplated by the Commission.

     (f) Certificate of the Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives and PricewaterhouseCoopers LLP, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter previously furnished to the Underwriters at the time of execution of this Agreement pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

     (l) Registration Rights Waivers. Prior to or upon the purchase of the Securities by the Underwriters, the Registration Rights waivers shall have been duly executed and delivered to the Company and the Representatives.

     (m) Certificate Concerning Predecessor Company Financial Information. Prior to the purchase of the Securities by the Underwriters, the Representatives shall have received a certificate of the Chief Financial Officer and the Controller of the Company concerning the financial information of SORS contained in the Prospectus in form and substance reasonably satisfactory for counsel for the Representatives.

     (n) Certificate of General Counsel of the Company. At Closing Time, the Representatives shall have received a certificate of Michael E. Tarvin, Senior Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel the Representatives.

     (o) Medicare Filings. All Medicare Filings and Notices required to be made or provided prior to Closing Time shall have been made or provided.

     (p) Form W-8 or W-9. At the date of this Agreement, the Representatives shall have received form W-8 or W-9, as required, signed by each Selling Shareholder.

     (q) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)    Officers' Certificate.  A certificate, dated such Date of
                 ---------------------
     Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii)   Certificate of Selling Shareholders.  A certificate, dated such
                 -----------------------------------
     Date of Delivery, of each Selling Shareholder selling Option Securities confirming that the certificate delivered at Closing Time pursuant to
     Section 5(f) remains true and correct as of such Date of Delivery.

          (iii)  Opinion of Counsel for the Company.  The opinion of Dechert,
                 ----------------------------------
     counsel for the Company, Michael E. Tarvin, Vice President and General Counsel of the Company, Reed Smith LLP, special regulatory counsel for the Company, and Torys, special Canadian counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iv)   Opinion of Counsel for the Selling Shareholders. With respect
                 -----------------------------------------------
     to Selling Shareholders selling Option Securities, the favorable opinion of such Selling Shareholder's counsel referenced in Section 5(c), each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c)(i), 5(c)(ii) or 5(c) (iii), as the case may be.

          (v)    Opinion of Counsel for the Underwriters. The favorable opinion
                 ---------------------------------------
     of Debevoise & Plimpton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(d) hereof.

          (vi)   Bring-down Comfort Letter. A letter from PricewaterhouseCoopers
                 -------------------------
     Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (vii)  Certificate of General Counsel of the Company.  A certificate
                 ---------------------------------------------
     of Michael E. Tarvin, Senior Vice President and General Counsel of the Company, dated such Date of Delivery, in form and substance reasonably satisfactory to counsel for the Representatives.

     (r) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
                ---------------

     (a) Indemnification of Underwriters by the Company and the Selling Shareholders. The Company, and each of the Selling Shareholders severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that (x) this indemnity agreement shall not apply to any
     --------  -------
loss, liability, claim, damage or expense to the extent (a) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (b) resulting from the fact that such loss, liability, claim, damage or expense resulted from an untrue statement or omission of a material fact in or omitted from the preliminary prospectus and a court of competent jurisdiction having made a final, non-appealable determination that
(1) the
untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to such Underwriter, (3) that the Company shall have sustained the burden of proving that such Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons, and (y) with respect to each Selling Shareholder, the indemnification provision in this Section 6(a) shall be only with respect to information furnished in writing by or on behalf of such Selling Shareholder for use in the Registration Statement (or any amendment thereto), including Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or Prospectus (or any amendment or supplement thereto); and provided, further, that the aggregate
                                      --------  -------
liability of any Selling Shareholder pursuant to this Section 6(a) shall be limited to the net proceeds received by such Selling Shareholder from the Securities purchased by the Underwriters from such Selling Shareholder pursuant to this Agreement; and provided, further, that no Selling Shareholder shall be
                       --------  -------
liable for any untrue statement, omission or alleged omission of any other Selling Shareholder.

     (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls each Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party specifying the basis for its claim that the unpaid balance is unreasonable, in each case prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6
                ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds (i.e., after deducting the total underwriting discount) from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Shareholder from the sale of the Securities pursuant to this Agreement or on a basis other than as specified in Section 6(a).

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several, and in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto, and not joint.

     Nothing in Section 6 or this Section 7 shall affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.

     SECTION 8.     Representations, Warranties and Agreements to Survive
                    -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.     Termination of Agreement.
                    ------------------------

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission on the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of
                 ------------------------------------------
the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the Representatives, the Selling Shareholders or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this Section 10.

     SECTION 11. Default by One or More of the Selling Shareholders. If a
                 --------------------------------------------------
Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this
Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 12. Notices. All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication (with confirmation of transmission if by telecommunication). Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Jonathan Cary and Syndicate Operations, facsimile (212) 449-7171/ (212) 449-3148, with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York, attention of Steven J. Slutzky, facsimile
(212) 909-6836; notices to the Company shall be directed to it at 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, attention of Michael E. Tarvin, Senior Vice President, Secretary and General Counsel, facsimile (717) 975-9981, with a copy to Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention of Christopher G. Karras, facsimile (215) 994-2222; and notices to the Selling Shareholders shall be directed to ., attention of ..

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and
                 --------
be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 ----------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and
                 ------------------
the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                   Very truly yours,


                                   SELECT MEDICAL CORPORATION

                                   By:________________________________
                                      Name:
                                      Title:

                                   Each of the SELLING SHAREHOLDERS named in Schedule B hereto

                                   By:________________________________
                                      Name:
                                      As Attorney-in-Fact acting on behalf of
                                      the Selling Shareholders named in Schedule
                                      B hereto

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
CIBC World Markets Corp.
SG Cowen Securities Corporation
First Union Securities, Inc.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By:  ______________________________
     Authorized Signatory

For themselves and as U.S.
Representatives of the other
Underwriters named in Schedule A
hereto.

                                  SCHEDULE A

                                                                               Number of
                                                                             Initial U.S.
Name of U.S. Underwriter                                                      Securities
------------------------                                                  -------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................................................
J.P. Morgan Securities Inc..............................................
Credit Suisse First Boston Corporation..................................
CIBC World Markets Corp.................................................
SG Cowen Securities Corporation.........................................
First Union Securities, Inc.............................................
                                                                          -------------------
Total...................................................................          [8,700,000]
                                                                          ===================

                                    Sch A-1

                                   SCHEDULE B

                                                           Number of        Maximum Number
                                                            Initial           of Option
                                                           Securities         Securities
                                                        ----------------    --------------

Welsh, Carson, Anderson & Stowe VII, L.P.                      2,500,000
WCAS Capital Partners III, L.P.                                  500,000
Golder, Thoma, Cressey, Rauner Fund V, L.P.                    1,995,523
GTCR Associates, V                                                 4,477
GTCR Fund VI, L.P.                                               990,655
GTCR VI Executive Fund, L.P.                                       7,102
GTCR Associates VI                                                 2,243
Thoma Cressey Fund VI, L.P.                                    1,659,168
Thoma Cressey Friends Fund VI, L.P.                               16,590
Rocco A. Ortenzio                                                450,000
Robert A. Ortenzio                                               267,000
[Bryan C. Cressey]                                                24,242
LeRoy S. Zimmerman                                                29,000
Patricia A. Rice                                                  40,000
Martin F. Jackson                                                 47,000
Edward R. Miersch                                                 51,000
David W. Cross                                                    45,000
S. Frank Fritsch                                                  22,000
James J. Talalai                                                  17,000
Scott A. Romberger                                                 5,000
Michael E. Tarvin                                                 22,000
Kenneth L. Moore                                                   5,000

          Total                                                8,700,000         1,305,000

                                    Sch B-1

                                  SCHEDULE C

                          SELECT MEDICAL CORPORATION

                      [8,700,000] Shares of Common Stock

                          (Par Value $.01 Per Share)

     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_________.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $______ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch C-1

                                   SCHEDULE D
                List of persons and entities subject to lock-up

Rocco A. Ortenzio
Robert A. Ortenzio
Russell L. Carson
Bryan C. Cressey
Donald J. Edwards
LeRoy S. Zimmerman
Meyer Feldberg
James E. Dalton, Jr.
Leopold Swergold
James J. Talalai
Patricia A. Rice
David W. Cross
S. Frank Fritsch
Martin F. Jackson
Michael E. Tarvin
Edward Miersch
Scott A. Romberger
Kenneth L. Moore
Welsh, Carson, Anderson & Stowe
Golder, Thoma, Cressey & Rauner
Thoma Cressey Equity Partners

All other Selling Shareholders, if any.

                                    Sch D-1

                                   SCHEDULE E
                              Document Amendments

1. [Waivers of Registration Rights]


                                    Sch E-1

                                   SCHEDULE 1

                            Significant Subsidiaries
                            ------------------------

                         [to be updated as appropriate]

Abel Center for Rehabilitation Therapies, Inc.                 Select Specialty Hospital - Ann Arbor, Inc.
Affiliated Physical Therapists, Ltd.                           Select Specialty Hospital - Battle Creek, Inc.
Allegany Hearing and Speech, Inc.                              Select Specialty Hospital - Beech Grove, Inc.
American Transitional Hospitals, Inc.                          Select Specialty Hospital - Biloxi, Inc.*
Athens Sports Medicine Clinic, Inc.                            Select Specialty Hospital - Central Detroit, Inc.
Atlantic Health Group, Inc.                                    Select Specialty Hospital - Charleston, Inc.
Atlantic Rehabilitation Services, Inc.                         Select Specialty Hospital - Cincinnati, Inc.
Avalon Rehabilitation& Healthcare, LLC*                        Select Specialty Hospital - Columbus, Inc.
Canadian Back Institute Limited*                               Select Specialty Hospital - Columbus/University, Inc.
Center for Evaluation & Rehabilitation, Inc.                   Select Specialty Hospital - Dallas, Inc.
Center for Physical Therapy & Sports Rehabilitation, Inc.      Select Specialty Hospital - Denver, Inc.
C.E.R. - West, Inc.                                            Select Specialty Hospital - Durham, Inc.
Coplin Physical Therapy Associates, Inc.                       Select Specialty Hospital - Erie, Inc.
Douglas Avery & Associates, Ltd.                               Select Specialty Hospital - Evansville, Inc.
Fine, Bryant & Wah, Inc.                                       Select Specialty Hospital - Flint, Inc.
GP Therapy, L.L.C.*                                            Select Specialty Hospital - Fort Smith, Inc.
Gulf Breeze Physical Therapy, Inc.                             Select Specialty Hospital - Fort Wayne, Inc.
Indianapolis Physical Therapy and Sports Medicine, Inc.        Select Specialty Hospital - Greensburg, Inc.
Intensiva Healthcare Corporation                               Select Specialty Hospital - Houston, Inc.*
Intensiva Hospital of Greater St. Louis, Inc.                  Select Specialty Hospital - Indianapolis, Inc.
Joyner Sportsmedicine Institute, Inc.                          Select Specialty Hospital - Johnstown, Inc.
Kentucky Orthopedic Rehabilitation, LLC*                       Select Specialty Hospital - Kansas City, Inc.
Kentucky Rehabilitation Services, Inc.                         Select Specialty Hospital - Knoxville, Inc.
Lynn M. Carlson, Inc.                                          Select Specialty Hospital - Little Rock, Inc.
Metro Rehabilitation Services, Inc.                            Select Specialty Hospital - Louisville, Inc.
MidAtlantic Health Group, Inc.                                 Select Specialty Hospital - Macomb County, Inc.
Millennium Rehab Services, L.L.C.*                             Select Specialty Hospital - Memphis, Inc.
New Mexico Physical Therapists, Inc.                           Select Specialty Hospital - Mesa, Inc.
NovaCare Occupational Health Services, Inc.                    Select Specialty Hospital - Miami, Inc.
NovaCare Outpatient Rehabilitation, Inc.                       Select Specialty Hospital - Milwaukee, Inc.
NovaCare Outpatient Rehabilitation of California, Inc.         Select Specialty Hospital - Morgantown, Inc.
NovaCare Outpatient Rehabilitation East, Inc.                  Select Specialty Hospital - Nashville, Inc.
NovaCare Outpatient Rehabilitation West, Inc.                  Select Specialty Hospital - New Orleans, Inc.
NW Rehabilitation Associates, L.P.*                            Select Specialty Hospital - North Knoxville, Inc.
P.T. Services, Inc.*                                           Select Specialty Hospital - Northwest Detroit, Inc.
Physical Rehabilitation Partners, Inc.                         Select Specialty Hospital - Northwest Indiana, Inc.
Physio - Associates, Inc.                                      Select Specialty Hospital - Oklahoma City, Inc.
Pro Active Therapy, Inc.                                       Select Specialty Hospital - Oklahoma City/ East Campus, Inc.
Pro Active Therapy of Greenville, Inc.                         Select Specialty Hospital - Omaha, Inc.
Pro Active Therapy of North Carolina, Inc.                     Select Specialty Hospital - Philadelphia/AEMC, Inc.
Pro Active Therapy of Rocky Mount, Inc.                        Select Specialty Hospital - Phoenix, Inc.
Pro Active Therapy of South Carolina, Inc.                     Select Specialty Hospital - Pittsburgh, Inc.
Select Specialty Hospital - Akron, Inc.


                                    Sch 1-1

Pro Active Therapy of Virginia, Inc.                           Select Specialty Hospital - Pontiac, Inc.
Professional Therapeutic Services, Inc.                        Select Specialty Hospital - Reno, Inc.
RCI (Exertec), Inc.                                            Select Specialty Hospital - San Antonio, Inc.
RCI (Michigan), Inc.                                           Select Specialty Hospital - Sioux Falls, Inc.
RCI (WRS), Inc.                                                Select Specialty Hospital - TriCities, Inc.
Rebound Oklahoma, Inc.                                         Select Specialty Hospital - Tulsa, Inc.
Rehab Advantage, Inc.                                          Select Specialty Hospital - West Columbus, Inc.
RehabClinics, Inc.                                             Select Specialty Hospital - Western Michigan, Inc.
RehabClinics (GALAXY), Inc.                                    Select Specialty Hospital - Wichita, Inc.
RehabClinics (PTA), Inc.                                       Select Specialty Hospital - Wilmington, Inc.
RehabClinics (SPT), Inc.                                       Select Specialty Hospital - Wyandotte, Inc.
RehabClinics Dallas, Inc.                                      Select Specialty Hospital - Youngstown, Inc.
S.T.A.R.T., Inc.                                               Select Specialty Hospitals, Inc.
Select Houston Investors, Inc.                                 Southwest Therapists, Inc.
Select - Houston Partners, L.P.                                Sports & Orthopedic Rehabilitation Services, Inc.
Select Management Services, LLC*                               Sports Therapy and Arthritis Rehabilitation, Inc.
SelectMark, Inc.                                               Sprint Physical Therapy, P.C.*
Select Medical of Maryland, Inc.                               Therex, P.C.*
                                                               Treister, Inc.
                                                               West Penn Rehabilitation Services, Inc.
                                                               Yuma Rehabilitation Center, Inc.

*  Direct and indirect ownership interests of the Company are less than 100%.

                                    Sch 1-2

                                                                     Exhibit A-1
                          FORM OF OPINION OF DECHERT,
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the jurisdictions listed on Exhibit A hereto.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, pursuant to the exercise of options referred to in the Prospectus [or pursuant to the exercise of any put right held by any prior owner of a Facility that was subsequently acquired by the Company] or repurchases of an immaterial number of shares of the Company's capital stock held by former employees); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable and no holder of the Common Stock, including holders of the Securities to be purchased by the Underwriters from the Selling Shareholders, is or will be subject to personal liability by reason of being such a holder; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights (that were not subsequently waived) of any securityholder of the Company existing by virtue of the DGCL, the restated certificate of incorporation of the Company, the restated by-laws of the Company or any contract to which the Company is a party and which is filed as an exhibit to the Registration Statement or identified in a certificate of the General Counsel of the Company attached hereto as Exhibit B (which purports to identify all material contracts or group of similar contracts that are material in the aggregate to the Company and its subsidiaries taken as a whole and to which the Company or any of its subsidiaries is a party); and the shares of issued and outstanding capital stock of the Company, have been issued or will be issued in compliance, in all material respects, with all federal securities laws.

     (v) Based solely on a certificate from the Secretary of State or similar government official the respective jurisdiction of incorporation or organization of each

                                     A-1-1

Subsidiary set forth on Schedule 1 hereto (each a "Subsidiary" and collectively the "Subsidiaries"), each Subsidiary (a) has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and (b) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 1 hereto (which purports to identify all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect). Except as otherwise disclosed on Schedule 2 hereto, (x)(i) all of the issued and outstanding capital stock of each such Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and (ii) to our knowledge, is owned by the Company, directly or through subsidiaries and (y)(i) all of the ownership interests of each such Subsidiary that is not a corporation have been duly authorized and (ii) to our knowledge, are owned, by the Company, directly or through subsidiaries.

     (vi) The sale of the Securities by the Selling Shareholders is not subject to the preemptive or other similar rights of any securityholder of the Company existing by virtue of the DGCL, the restated certificate of incorporation and amended and restated by-laws of the Company in effect immediately prior to and at Closing Time or any contract to which the Company is a party and that is filed as an exhibit to the Registration Statement pursuant to Item 601(b)(2) or 601(b)(10) of Regulation S-K of the 1933 Act or identified in a certificate of the General Counsel of the Company attached hereto as Exhibit D (which purports to identify any agreements with respect to such preemptive or other similar rights).

     (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (viii) The Registration Statement[, including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (ix) The Registration Statement, including [any Rule 462(b) Registration Statement,] the Rule 430A Information each amendment or supplement to the Registration Statement filed on or before the date hereof, as of its effective date, and the Prospectus, as of their issue dates (other than the financial statements, footnotes thereto, supporting schedules, other financial information and statistical information derived from the financial statements included therein or omitted therefrom, as to which we express no


                                     A-1-2
opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the restated certificate of incorporation and the restated by-laws of the Company in effect at Closing Time.

     (xi) Except as disclosed in the Prospectus, there are no encumbrances or restrictions pursuant to any agreement filed as an exhibit to the Registration Statement pursuant to Item 601(b)(2) or 601(b)(10) of Regulation S-K of the 1933 Act or identified on a schedule provided by the General Counsel of the Company attached hereto as Exhibit E (referencing agreements that impose encumbrances or restrictions), on the ability of any Subsidiary (a) to pay any dividends or make any distributions on such Subsidiary's capital stock, (b) to make any loans or advances to, or investments in, the Company or any such Subsidiary, or (c) to transfer any of its property or assets to the Company or any such Subsidiary.

     (xii) To our knowledge, (a) there are no legal or governmental proceedings or investigations pending or threatened against the Company, or to which the Company, or any of its properties is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not so described, (b) there are no agreements, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that are required to be described or referred to in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be, and such descriptions are accurate in all material respects, and (c) there are no legal or governmental proceedings or investigations pending, or threatened in writing, that would materially affect the issuance, sale or delivery of the Securities to the Underwriters under the Purchase Agreement or the performance by the Company of its obligations thereunder.

     (xiii) The information in the Prospectus under "Description of Capital Stock", "Management-Employment Agreements", "Management - Select Medical Corporation 1997 Amended and Restated Stock Option Plan", "Related Party Transactions" and "Shares Eligible for Future Sale" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, summaries of the Company's restated certificate of incorporation and bylaws or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xiv) To our knowledge, other than with respect to Health Care Laws (as to which we express no opinion), there are no Federal, Delaware or Pennsylvania statutes or regulations that are required to be described in the Prospectus that are not described as required.

                                     A-1-3

     (xv) To our knowledge, the Company is not in violation of its restated certificate of incorporation or amended and restated by-laws, and to our knowledge, none of the Subsidiaries is in violation of its certificate of incorporation, by-laws or analogous organizational documents. To our knowledge, no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification of or with any United States, New York, Pennsylvania or with respect to the DGCL, Delaware court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xvii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the completion of the Related Transactions and the sale of the Securities) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement pursuant to Item 601(b)(2) or 601(b)(10) of Regulation S-K of the 1933 Act or any other material agreement of the Company or any of its subsidiaries in the Certificate of the General Counsel of the Company attached hereto as Exhibit B, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or analogous organizational documents of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                                     A-1-4

     (xix) Except as disclosed in the Prospectus, to our knowledge, there are no persons with registration rights or other similar rights to have any securities (i) registered pursuant to the Registration Statement or (ii) otherwise registered by the Company or any of its subsidiaries under the 1933 Act, other than, in the case of clause (ii), the rights of any person under the Registration Rights Agreement that have not been waived.

     (xx) Neither the Company or any of its subsidiaries is, and upon the issuance and sale of the Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectus none of them will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.



       [The following statement shall be set forth in a separate letter]

     We have participated in conferences with officers and other representatives of the Company and representatives of the Underwriters and their counsel during which the contents of the Registration Statement and related matters were discussed and reviewed and, although we do not pass upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except to the extent described in paragraphs (xiii) and (xiv) in our separate opinion to you dated today), on the basis of the information that was developed in the course of the services referred to above, considered in the light of our understanding of the applicable law, that, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements, footnotes and schedules, other financial data and statistical information derived from the financial statements included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective on or prior to the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, footnotes and schedules, other financial data and statistical information derived from the financial statements included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued on or prior to the Closing Time or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                     A-1-5

                                                                     Exhibit A-2

                     FORM OF OPINION OF MICHAEL E. TARVIN
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)


    I am of the opinion that to my knowledge, all of the issued and outstanding capital stock or ownership interests of the entities listed on Schedule A hereto are owned by the Company, directly or through subsidiaries.


                                     A-2-1

                                                                     Exhibit A-3

            FORM OF OPINION OF COMPANY'S SPECIAL REGULATORY COUNSEL
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(ii)

     (i) The information in the Prospectus under "Risk Factors --If there are changes in the rates or methods of government reimbursements for our services, our services, our net operating revenues and income could decline", "Risk Factors --If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to maintain their status as a "hospital within a hospital," our profitability may decline", "Risk Factors --We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability", "Our Business-- Government Regulations", to the extent that it describes federal and state laws of the United States, has been reviewed by me and fairly presents the information set forth therein in all material respects.

     (ii) Each of the 59 specialty acute care hospitals described in the Prospectus as owned or operated by the Company or its subsidiaries is duly licensed as a hospital by the state in which it is located and is certified to participate in the federal Medicare program. This opinion is based solely upon our examination of originals or copies of such licenses and certifications presented to us by the Company, and a Certificate of the Company that such licenses and certifications are currently in effect.

     (iii) We have reviewed the Certificate of the General Counsel of the Company attached hereto as Exhibit A concerning the outpatient therapy clinics owned, leased or operated by the Company or its subsidiaries. In the course of our representation of the Company as special regulatory counsel, nothing has come to our attention that would lead us to believe that the Certificate is not accurate.

     (iv) Except as disclosed in the Prospectus, in the course of our representation of the Company as special regulatory counsel, we have not become aware of any pending or threatened action, suit, proceeding, inquiry or investigation, relating to any Health Care Law, to which the Company or any of its subsidiaries is a party, brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect.

     (v) No filing with, or authorization, approval, consent, license, order, registration, qualification (collectively, "Approvals") of or with any (A) United States governmental authority or agency, is necessary or required under any federal Health Care Law, other than Medicare Filings and Notices that have been made or given or that are not yet required to be made or given or (B) any Pennsylvania governmental authority or agency is necessary or required under any Pennsylvania Health Care Law, other than

                                     A-3-1
such Approvals as have been obtained or made, in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities. Without having investigated the laws of states other than Pennsylvania for purposes of this opinion, based on our experience as special regulatory counsel representing other issuers owning and operating other health care businesses, and our ongoing representation of the Company as special regulatory counsel, we are not aware of any Approvals under any Health Care Laws required to be obtained or made in connection with the execution delivery and performance of the Purchase Agreement, that, if not obtained or made, would result in a Material Adverse Effect.

     In the course of our representation of the Company as special regulatory counsel, nothing has come to our attention that would lead us to believe that the information contained in the Registration Statement under "Risk Factors--If there are changes in the rates or methods of government reimbursements for our services, our services, our net operating revenues and income could decline", "Risk Factors--If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to maintain their status as a "hospital within a hospital," our profitability may decline", "Risk Factors--We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability", "Our Business--Government Regulations" (A) at the time such Registration Statement or any such amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     For purposes of this opinion, the term "Health Care Laws" shall mean those statutes, rules and regulations, judgments, decrees or orders specifically regulating health care providers, as such, of the type owned and operated by the Company and its subsidiaries as described under the headings "Risk Factors--If there are changes in the rates or methods of government reimbursements for our services, our net operating revenues and income could decline", "Risk Factors-- If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to maintain their status as a "hospital within a hospital," our profitability may decline", "Risk Factors--We conduct business in heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability", "Our Business--Government Regulations" in the Prospectus, including, without limitation, (a) health care licensure, permit and certificate of need requirements, (b) Title XVIII, XIX and XXI of the Social Security Act; (c) the Anti-Kickback Amendments (as defined in the Prospectus) and the regulations promulgated thereunder, (d) the Stark Laws (as defined in the Prospectus) and the

                                     A-3-2
regulations promulgated thereunder, (e) the False Claims Act, (f) Title II of the Health Insurance Portability and Accountability Act of 1996, (g) Title IV of the Balanced Budget Act of 1997, (h) any initiatives under Operation Restore Trust and (i) state statutes, rules and regulations concerning matters similar to (b) through (h) above, but specifically excluding statutes, ordinances, administrative decisions, rules and regulations of counties, towns, municipalities or special political subdivisions.

     Debevoise & Plimpton and the Representatives may rely on our opinion regarding Coding and Reimbursement for Therapy Services, dated October 5, 2001, to Michael E. Tarvin, Vice President, General Counsel and Secretary of the Company, as if addressed to them and dated the date hereof.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-3-3

                                                                     Exhibit A-4


                 OPINION OF COMPANY'S SPECIAL CANADIAN COUNSEL
                 TO BE DELIVERED PURSUANT TO SECTION 5(b)(iv)

     (i) Each of Canadian Back Institute ("CBI") and Rehab Health Inc. ("Rehab Health") is incorporated and existing under the Business Corporations Act (Ontario).

     (ii) Each of CBI Calgary Limited Partnership, CBI Etobicoke Limited Partnership, CBI Scarborough Limited Partnership, CBI South Calgary Limited Partnership, CBI Toronto Limited Partnership, CBI Victoria Limited Partnership, (collectively, the "Limited Partnerships") has been formed and exists as a limited partnership under the Limited Partnership Act (Ontario).

     (iii) CBI has the corporate power and capacity to carry on its business as presently conducted (including, in the case of the Limited Partnerships, the business of the Limited Partnerships) and to own its properties and assets.

     (iv) Rehab Health has the corporate power and capacity to carry on its business as presently conducted and to own its properties and assets.

                                     A-4-1

                                                                     Exhibit A-5

           FORM OF OPINION OF REBOUL, MACMURRAY, HEWITT, MAYNARD &
              KRISTOL TO BE DELIVERED PURSUANT TO SECTION 5(c)(i)

     We have acted as counsel to Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Capital Partners III, L.P., each a Delaware limited partnership (collectively, the "WCAS Selling Stockholders"), solely in connection with the sale by the WCAS Selling Stockholders of an aggregate of 3,000,000 shares of Common Stock, $.01 par value (the "Securities"), of Select Medical Corporation, a Delaware corporation (the "Company"), to the underwriters named in the Purchase Agreement dated November __, 2001, (the "Purchase Agreement") among the Company, the selling stockholders named therein and the several underwriters named therein for whom you are acting as Representatives (the "Underwriters"). This opinion letter is furnished pursuant to Section 5(c) of the Purchase Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.

     In arriving at the opinions expressed below, we have reviewed the following documents:

     1.   fully executed counterparts of the Purchase Agreement;

     2. an executed copy of the WCAS Selling Stockholders' Irrevocable Power of Attorney, dated November __, 2001 (the "Power of Attorney");

     3. an executed copy of the WCAS Selling Stockholders' Letter of Transmittal and Custody Agreement, dated November __, 2001 (the "Custody Agreement");

     4 the Registration Statement on Form S-1 (No. 333-72728), as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the 1933 Act (the "Registration Statement");

     5. the form of prospectus as first filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the "Prospectus"); and

     6.   a specimen certificate of the Common Stock; and

     7. the limited partnership agreement and other governing documents of the WCAS Selling Stockholders.

     In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the WCAS Selling Stockholders and such other instruments and other certificates of public officials, officers and

                                     A-5-1
representatives of the WCAS Selling Stockholders and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

       In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties in the Purchase Agreement of each of the parties thereto, including the WCAS Selling Stockholders).

       Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Power of Attorney and Custody Agreement to which each WCAS Selling Stockholders is a party has been duly executed and delivered by the respective WCAS Selling Stockholders named therein and constitutes the legal, valid and binding agreement of such WCAS Selling Stockholder.

2. The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each WCAS Selling Stockholder.

3. The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the WCAS Selling Stockholders with its obligations under the Purchase Agreement have been duly authorized by all necessary partnership action on the part of the WCAS Selling Stockholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the WCAS Selling Stockholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement known to us to which either WCAS Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the WCAS Selling Stockholders may be subject nor will such action result in any violation of the provisions of the constituent documents of the WCAS Selling Stockholders or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree known to us having jurisdiction over such WCAS Selling Stockholder or any of its properties.

4. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such consents, approvals, authorizations, licenses,

                                     A-5-2
       orders or decrees which have been duly obtained and are in full force and effect and other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities or blue sky laws or as may be required under the rules of the NASD, as to which we need express no opinion), is necessary or required to be obtained by the WCAS Selling Stockholders for the performance by each Selling Stockholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

5. Upon payment for the Securities to be sold by the WCAS Selling Stockholders to the Underwriters as provided in the Purchase Agreement, the delivery of such Securities to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), the registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the records of DTC to security accounts in the Underwriter's name (assuming that neither the Underwriter nor DTC has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Securities or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Securities
                  -
       within the meaning of Section 8-303 of the UCC, (B) under Section 8-501
                                                        -
       of the UCC, the Underwriter will acquire a security entitlement in respect of such Securities and (C) to the extent governed by the UCC, no
                                       -
       action based on any "adverse claim" (as defined in Section 8-102 of the
       UCC) to such security entitlement may be asserted against the Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x)
                                                                           -
       such Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing
                                   -
       corporation" within the meaning of Section 8-102 of the UCC and (z)
                                                                        -
       appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC.

       Insofar as the opinion in numbered paragraph 1 relates to the validity, binding effect or enforceability of any agreement or obligation of the WCAS Selling Stockholders, (a) we have assumed that each of the WCAS Selling
                       -
Stockholders and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the WCAS Selling Stockholders regarding matters of the federal law of the United States of America or the law of the States of New York and Delaware),and (b) such opinions are subject to applicable bankruptcy,
                   -
insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The foregoing opinions are limited to the federal law of the

                                     A-5-3

United States of America, the law of the State of New York and the Delaware Revised Uniform Limited Partnership Act.

     We are furnishing this opinion letter to you, as representatives of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                  Very truly yours,

                                     A-5-4

                                                                     Exhibit A-6

                      FORM OF OPINION OF KIRKLAND & ELLIS
                  TO BE DELIVERED PURSUANT TO SECTION 5(c)(ii)

     We are issuing this letter in our capacity as special counsel for Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, GTCR Fund VI, L.P; GTCR Associates VI, GTCR IV Executive Fund, L.P Thoma Cressey Fund VI, L.P. and Thoma Cressey Friends Fund VI, L.P. (each a "Selling Stockholder") in response to the requirement in Section 5(c)(ii) of the Purchase Agreement dated November_, 2001 (the "Underwriting Agreement") between Select Medical Corporation (the "Company"), the underwriters named in Schedule A thereto (the "Underwriters") and the selling stockholders named in Schedule B thereto. Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

     In connection with the preparation of this letter, we have among other things read:

     (a) a copy of the Custody Agreement and Power of Attorney executed by or on behalf of each Selling Stockholder;

     (b) a copy of the Underwriting Agreement executed by or on behalf of each Selling Stockholder;

     (c)  a specimen certificate for the Common Stock; and

     (d) Copies of all certificates and other documents delivered today by or on behalf of each Selling Stockholder at the closing of the purchase and sale of the Common Stock under the Underwriting Agreement.

     Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

6. The Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by each Selling Stockholder and each is a valid and binding obligation of such Selling Stockholder.

7. The Underwriting Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

8. Each Selling Stockholder's execution and delivery of the Custody Agreement, Power of Attorney and Underwriting Agreement, the compliance by such Selling Stockholder of its obligations thereunder and such Selling Stockholder's sale of

                                     A-6-1
       the Firm Shares to you in accordance with the Underwriting Agreement do not (i) violate such Selling Stockholder's Partnership Agreement, (ii) violate any order, judgment or decree known to us of any court or governmental agency or body having jurisdiction over such Selling Stockholder which order, judgment or decree is specifically applicable to such Selling Stockholder, (iii) constitute a violation by such Selling Stockholder of any applicable provision of any law known to us of any governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Custody Agreement, Power of Attorney or Underwriting Agreement would be permitted) or (iv) breach, or result in a default under, any existing obligation of such Selling Stockholder under any agreement or instrument known to us to which the Selling Stockholder is a party or by which such Selling Stockholder is bound and to which any property or assets of such Selling Stockholder is subject, except, in the case of clauses (ii) and (vi), for such violations, breaches or defaults which, individually or in the aggregate, would not materially adversely affect such Selling Stockholder's ability to perform its obligations under the Custody Agreement, Power of Attorney or Underwriting Agreement.

9. Neither Selling Stockholder is required to obtain any consent, approval, authorization or order of any governmental agency or body, or to our knowledge, any court for the execution and delivery of the Custody Agreement, the Power of Attorney or the Underwriting Agreement or the delivery and sale of the Firm Shares by such Selling Stockholder under the Underwriting Agreement, except such as may be required under the Act, the Exchange Act or the blue sky laws of any jurisdiction, as to which we express no opinion.

10. Upon payment for the Firm Shares to be sold by each Selling Shareholder to you as provided in the Underwriting Agreement, the delivery of such Firm Shares to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), the registration of such Firm Shares in the name of Cede or such other nominee and the crediting of such Firm Shares on the records of DTC to security accounts in your name (assuming that neither you nor DTC has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Firm Shares or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Firm Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, you will acquire a security entitlement in respect of such Firm Shares and (C) to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against you; it being understood that for purposes of this opinion, we have assumed that

                                     A-6-2
     when such payment, delivery and crediting occur, (x) such Firm Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in your name on the records of DTC will have been made pursuant to the UCC.

                                   ooooooooo

     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Custody Agreement, Power of Attorney and Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to each Selling Stockholder); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

     In preparing this letter we have relied, without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Custody Agreement, Power of Attorney and Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by each Selling Stockholder or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates and of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. We have not undertaken any investigation to determine the facts upon which the advice in this letter is based and have not undertaken any investigation or search of any records of any court or any governmental agency or body for purposes of this letter.

     We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent

                                     A-6-3
substantial time representing each Selling Stockholder in connection with the offering effected pursuant to the Prospectus.

     Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the state of New York or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. We express no opinion with respect to any state securities (or "blue sky") laws or regulations or any laws, statutes governmental rules or regulations which in our experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement. None of the opinions or other advice contained in this letter considers or covers any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law or other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.


                                     A-6-4

     This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                         Very truly yours,



                                         KIRKLAND & ELLIS




                                     A-6-5

                                                                     Exhibit A-7

             FORM OF THE SELLING SHAREHOLDER OPINION OF DECHERT TO
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(c)(iii)

     Pursuant to the laws of the state of New York and the United States of America, no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than as have been made or will be obtained under the Act and such authorizations, approvals or consents as may be necessary under state securities laws, as to which [I][we] need express no opinion) is necessary or required to be obtained by the Selling Shareholder(s) for the performance by [each/the] Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

     [Each/The] Power of Attorney and Custody Agreement has been duly executed and delivered by the [respective] Selling Shareholder(s) [named therein] and constitutes the legal, valid and binding agreement of [such/the] Selling Shareholder subject to banckruptcy insolvency, fraudulent transfer, reorganiztion , moratorium and similar laws of general applicability relating to creditors rights and to general equity principles.

     The Purchase Agreement has been duly, executed and delivered by or on behalf of [each/the] Selling Shareholder.

     [Each/The] Attorney-in-Fact has been duly authorized by the Selling Shareholder(s) to deliver the Securities on behalf of the Selling Shareholder(s) in accordance with the terms of the Purchase Agreement.

     The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholder(s) with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder(s) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement listed on Schedule A to this opinion, or any New York or Federal statute, rule or regulation, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree, which regulation judgment, order or decree is known to us, having jurisdiction over [such/the] Selling Shareholder or any of its properties.

                                     A-7-1

     Upon payment for the Securities to be sold by [each/the] Selling Shareholder to you as provided in the Purchase Agreement, the delivery of such Securities to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), the registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the records of DTC to security accounts in your name (assuming that neither you nor DTC has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Securities or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Securities within the meaning of
Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, you will acquire a security entitlement in respect of such Securities and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against you; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in your name on the records of DTC will have been made pursuant to the UCC.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-7-2

[Form of lock-up from directors, officers or other stockholders pursuant to
Section 5(i)]


                                                                               .
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation.
CIBC World Markets Corp.
SG Cowen Securities Corporation
First Union Securities, Inc.
 as Representatives of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Select Medical Corporation

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of Select Medical Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and J.P. Morgan Securities Inc. ("J.P. Morgan"), Credit Suisse First Boston Corporation, CIBC World Markets Corp., SG Cowen Securities Corporation and First Union Securities, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholders providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of both Merrill Lynch and J.P. Morgan, directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's

Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, Merrill Lynch's and J.P. Morgan's prior written consent is not required for transactions by persons not subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Company, relating (A) to shares of Common Stock or other securities of the Company acquired in open market transactions after the completion of the public offering and (B) sales of shares of Common Stock underlying employee stock options in connection with cashless exercises of those stock options by former employees of the Company that were not subject to Section 16 with respect to the Company while they were employed by the Company.

In addition, the undersigned agrees that the Company and/or Merrill Lynch and J.P. Morgan Securities Inc. may, and the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.


                                             Very truly yours,

                                             Signature:_________________________

                                             Print Name:________________________

                                      B-2